                                                                    EXHIBIT 23.0

                         CONSENT OF INDEPENDENT AUDITORS

We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statements  on Forms  S-3  (Nos.  333-37229,  333-46243,  333-52601,  333-58799,
333-64069,  333-75253,  333-92023,  333-93761,  333-94815, 333-44928, 333-46738,
333-54160, 333-61948, 333-74180, 333-02672, 333-100759,  333-115572, 333-127658)
of Home  Properties,  Inc.  of our reports  dated March 9, 2007  relating to the statement  of  revenue  and  certain  expenses  of the Coves at  Chesapeake  and relating  to the  statement  of revenue and  certain  expenses  of Mount  Vernon
Square, which appear in the Current Report on Form 8-K of Home Properties,  Inc.
dated March 15, 2007.

/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
Boston, MA

March 15, 2007